                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): March 3, 1998



                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
               (Exact Name of Company as Specified in Its Charter)




            Colorado                       0-21821              93-0962072
--------------------------------         -----------         ------------------
  State or Other Jurisdiction            Commission            IRS Employer
of Incorporation or Organization         File Number         Identification No.

       410 17th Street, Suite 400
           Denver, Colorado                                        80202
--------------------------------------                            --------
Address of Principal Executive Offices                            Zip Code


         Company's telephone number, including area code: (888) 313-8051

Item 5. Other Events.

On March 10, 1998, Christian Wolf resigned as Chief Executive Officer of the Company, Paul Bagley, the Chairman of the Company, was appointed the Chief Executive Officer of the Company and Carl Casareto was appointed the Chief Financial Officer of the Company. On March 10, 1998, the Board of Directors of the Company was expanded to seven members and Richard Bailey was appointed a Class III director of the Company. A copy of the Company's March 12, 1998 Press Release is attached hereto as Exhibit 20.3.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

(a) On March 3, 1998, in connection with the execution and delivery of certain releases and the payment of $385,000 by Stone Pine Atlantic, LLC to the Company, the Company issued (i) warrants to purchase up to one million Common Shares of the Company, exercisable at $1.00 per share, having an exercise term of three years from the date of issuance (the "$1.00 Warrants") (the Form of Warrant is attached as Exhibit 2.3) and (ii) warrants to purchase up to one million Common Shares of the Company, exercisable at $0.75 per share, having an exercise term of two years from the date of issuance (the "$0.75 Warrants") (the Form of Warrant is attached as Exhibit 2.4). The Warrants are immediately exercisable. The Warrants were issued pursuant to an exemption from registration under Regulation S of the Securities Act to two private offshore entities who are not "U.S. Persons" (as defined in Rule 902(o) of Regulation S). No underwriter was used and no underwriter discounts or commissions were paid. The Company issued the Warrants pursuant to Rule 903 of Regulation S based on the following: representations that the offshore entities are not U.S. Persons, the Company is a Reporting Issuer (as defined in Rule 902(l) of Regulation S); has not made any Directed Selling Efforts (as defined in Rule 902(b) of Regulation S); has implemented Offering Restrictions (as defined in Rule 902(h) of Regulation S); and has not made any offer or sale to any U.S. person or for the account or benefit of any U.S. person.

(b) On March 10, 1998, the Company sold 200 shares of the Company's Series C 6% Convertible Preferred Shares pursuant to an exemption from registration under Regulation S of the Securities Act of 1933 (the "Preferred Shares") for an aggregate purchase price of $2 million. The Shares were issued to seven private investors who are not "U.S. Persons" (as defined in Rule 902(o) of Regulation
S). The Company issued the Preferred Shares to the investors pursuant to the terms of a Securities Subscription Agreement dated as of March 6, 1998 (a copy of which is attached as Exhibit 10.53 hereto). The Preferred Shares were issued for cash. No underwriter was used and no underwriter discounts or commissions were paid.

         The Preferred Shares are convertible into Common Shares of the Company commencing April 20, 1998 at the conversion price per Preferred Share equal to $10,000 divided by the lesser of (x) $1.75 and (y) Seventy Five Percent (75%) of the arithmetic average of the closing bid prices for each of the five trading days prior to the exercise date of any such conversion. Based on the conversion price formula the Preferred Shares will be convertible into no less than 1.14 million Common Shares.

         In connection with the purchase of the Preferred Shares, the Company issued to the Preferred Share investors Warrants to purchase up to 250,000 Common Shares of the Company, exercisable at $2.38 per share, having an exercise term of two years from the date of issuance (the "$2.38 Warrants") (the Form of Warrant is attached as Exhibit 2.5). The Warrants are immediately exercisable.

         The Company issued the Preferred Shares and the $2.38 Warrants pursuant to Rule 903 of Regulation S and qualifies for such an exemption based on the purchasers' representations that they are not U.S. Persons as set forth in the aforementioned Securities Subscription Agreement, and based on the following: the Company is a Reporting Issuer (as defined in Rule 902(l) of Regulation S); has not made any Directed Selling Efforts (as defined in Rule 902(b) of Regulation S); has implemented Offering Restrictions (as defined in Rule 902(h) of Regulation S); and has not made any offer or sale to any U.S. person or for the account or benefit of any U.S. person. A copy of the Company's March 11, 1998 Press Release is attached as Exhibit 20.2.

Item 7. Financial Statements and Exhibits.


2.3      Form of Warrant to Purchase 1,000,000 Common Shares of the Company at
         $1.00

2.4      Form of Warrant to Purchase 1,000,000 Common Shares of the Company at
         $.75

2.5      Form of Warrant to Purchase 250,000 Common Shares of the Company at
         $2.38

3.3 Articles of Amendment to Articles of Incorporation as of March 9, 1998 designating the terms of the Series C Preferred Shares

10.53 Offshore Securities Subscription Agreement dated for 6% Convertible Preferred Shares - Series C March 6, 1998 (Exhibits and Schedules Omitted)

20.2     Press Release issued by the Company on March 11, 1998

20.3     Press Release issued by the Company on March 12, 1998

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.



                                     By: /s/ Donald R. Jackson
                                         ---------------------------------------
                                         Donald R. Jackson,
                                         Treasurer and Secretary

Date:  March 18, 1998

                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
2.3            Form of Warrant to Purchase 1,000,000 Common Shares of the
               Company at $1.00

2.4            Form of Warrant to Purchase 1,000,000 Common Shares of the
               Company at $.75

2.5 Form of Warrant to Purchase 250,000 Common Shares of the Company at $2.38

3.3            Articles of Amendment to Articles of Incorporation as of March 9,
               1998 designating the terms of the Series C Preferred Shares

10.53          Offshore Securities Subscription Agreement dated for 6%
               Convertible Preferred Shares - Series C March 6, 1998 (Exhibits and Schedules Omitted)

20.2           Press Release issued by the Company on March 11, 1998

20.3           Press Release issued by the Company on March 12, 1998